                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 31, 2005
                                                        (January 25, 2005)

                              RITE AID CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                        1-5742                23-1614034
(State or other jurisdiction of         (Commission           (IRS Employer
incorporation or organization)          File Number)          Identification
Number)

                  30 HUNTER LANE, CAMP HILL, PENNSYLVANIA 17011
                    (Address of principal executive offices)

                          (717) 761-2633 (Registrant's
                     telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

         On January 25, 2005, Rite Aid Corporation ("Rite Aid") entered into an underwriting agreement (the "Underwriting Agreement") with J.P. Morgan
Securities Inc., as representative of the several underwriters named therein
(collectively, the "Underwriters"), providing for the sale of 2,300,000 shares of Rite Aid's 7% Series E Mandatory Convertible Preferred Stock (the
"HiMEDS(SM)"), par value $1.00 per share and with a liquidation preference of
$50 per share, to the Underwriters at a price of $48.50 per share. Rite Aid has granted the Underwriters the right, exercisable for thirty days after the date of the Underwriting Agreement, to purchase up to 200,000 additional shares of
HiMEDS(SM) to cover over-allotments, if any, at a price of $48.50 per share. The
HiMEDS(SM) were offered and sold pursuant to a registration statement on Form
S-3 (Registration No. 333-121636), which was declared effective on January 14,
2005, and a related prospectus supplement filed with the Securities and Exchange
Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The Certificate of Designations of the 7% Series E
Mandatory Convertible Preferred Stock (the "Certificate of Designations"), which sets forth the rights, preferences and limitations of the HiMEDS(SM), the terms of which are described below, is filed as Exhibit 3.1 hereto. Rite Aid completed the offering of 2,300,000 HiMEDS(SM) on January 31, 2005.

         Certain of the Underwriters and their affiliates have provided in the past to Rite Aid and Rite Aid's affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Rite Aid and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. J.P. Morgan Securities Inc. and Citigroup Global
Markets Inc. are the exclusive joint lead arrangers and joint bookrunners under
Rite Aid's senior credit facility. An affiliate of J.P. Morgan Securities Inc.
is a lender, the syndication agent and collateral processing agent under the senior credit facility and an affiliate of Citigroup Global Markets Inc. is a lender, the administrative agent and collateral processing agent under the senior credit facility. In connection with acting as arrangers, lenders and agents under the senior credit facility, J.P. Morgan Securities Inc. and
Citigroup Global Markets Inc. and their respective affiliates each receive, and will receive, customary fees. In addition, from time to time, certain of the
Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Rite Aid's debt or equity securities or loans, and may do so in the future.

ITEM 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
              FISCAL YEAR

         Rite Aid filed the Certificate of Designations with the Secretary of
State of the State of Delaware on January 31, 2005. A copy of the Certificate of
Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designations was effective as of the date filed and creates and authorizes a new series of 2,500,000 previously unissued shares of HiMEDS(SM), par value $1.00 per share, with a liquidation preference $50.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends subject to certain adjustments. Dividends on the HiMEDS(SM) are payable quarterly at the annual rate of $3.50 per share and may be paid either in cash, by delivering shares of Rite Aid's common stock, par value $1.00 per share, to Rite Aid's transfer agent on behalf of the holders of HiMEDS(SM) or on behalf of Rite Aid for sale, or in any combination

thereof in Rite Aid's sole discretion. Dividends are cumulative from the date of issuance and will be payable to the extent that assets are legally available to pay dividends as declared by Rite Aid's board of directors or an authorized committee thereof.

         The HiMEDS(SM) rank senior in right of payment to all of Rite Aid's common stock now outstanding or to be issued in the future and on parity with
Rite Aid's Series F Cumulative Convertible Pay-In-Kind Preferred Stock, Series G
Cumulative Convertible Pay-In-Kind Preferred Stock and Series H Cumulative
Convertible Pay-In-Kind Preferred Stock now outstanding or to be issued in the future, as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up. The Certificate of Designations restricts Rite Aid's ability to issue capital stock that ranks senior to the
HiMEDS with an aggregate liquidation preference in excess of $50.0 million.

         On February 1, 2008, (the "Automatic Conversion Date") each share of
HiMEDS(SM) will automatically convert into shares of Rite Aid's common stock, based on the conversion rate then in effect as set forth in and determined in accordance with the factors identified in the Certificate of Designations, and holders of HiMEDS(SM) will have the right to receive a dividend in an amount equal to the accumulated and unpaid dividends on the HiMEDS(SM) as of the
Automatic Conversion Date, whether or not declared, out of legally available assets. The conversion rate for each share of HiMEDS(SM) will not be fewer than
9.3284 shares of Rite Aid's common stock, and will depend on the market value of
Rite Aid's common stock, subject to certain anti-dilution adjustments.

         The Certificate of Designations also provides for a provisional conversion of the HiMEDS(SM) at the option of Rite Aid prior to February 1,
2008, in the case that the market value of Rite Aid's common stock is trading above a certain threshold for a certain period of time. If the closing price per share of Rite Aid's common stock exceeds $8.04 for at least 20 trading days within a period of 40 consecutive trading days, Rite Aid has the right to cause the conversion of all, but not less than all, of the shares of HiMEDS(SM) then outstanding for shares of Rite Aid's common stock, the number of shares of which is dependent upon the then prevailing market price of Rite Aid's common stock plus accumulated and unpaid dividends and a make-whole amount.

         Prior to February 1, 2008, if Rite Aid is involved in a merger in which at least 30% of the consideration (as determined in good faith by Rite Aid's board of directors) for its common stock consists of cash or cash equivalents, then on a date set by Rite Aid which is not less than 20 nor more than 30 days after the date on which Rite Aid provides notice to holders of HiMEDS(SM) of the occurrence of such a cash merger, each holder of HiMEDS(SM) will have the right to accelerate and convert its HiMEDS(SM) at the same conversion rate, determined assuming the Automatic Conversion Date was the date immediately before the cash merger, applicable to conversions of the HiMEDS(SM) on the Automatic Conversion
Date plus accumulated and unpaid dividends, whether or not declared, out of legally available assets.

         In addition, holders of shares of HiMEDS(SM) have the right to convert
HiMEDS(SM), in whole or in part, at any time prior to February 1, 2008, into shares of Rite Aid's common stock at the rate of 9.3284 shares of Rite Aid's common stock for each share of HiMEDS(SM), subject to certain adjustments.

         The holders of shares of HiMEDS(SM) are not entitled to any voting rights, except as required by applicable state law. However, Rite Aid will not, without the approval of the holders of at least a majority of the shares of
HiMEDS(SM) then outstanding, (1) amend its restated certificate of incorporation, as amended, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of HiMEDS(SM) so as to materially and adversely affect

them or (2) make certain other adjustments with respect to Rite Aid's stock which ranks senior to the HiMEDS(SM).

         If Rite Aid does not pay a dividend on a dividend payment date, then, subject to certain exceptions, (1) until all accumulated and unpaid dividends on
HiMEDS(SM) for all prior dividend periods are declared and paid, Rite Aid may not take certain actions with respect to any of its capital stock that ranks junior to the HiMEDS(SM) and (2) Rite Aid may not redeem, purchase or otherwise acquire any of its capital stock that ranks equally with the HiMEDS(SM). If and whenever six full quarterly dividends, whether or not consecutive, payable on the HiMEDS(SM) are not paid, the number of directors constituting Rite Aid's board of directors will be increased by two and the holders of the HiMEDS(SM)
then outstanding will have a right to elect those additional directors to the board of directors until all accumulated and unpaid dividends on the HiMEDS(SM)
have been paid in full, after which time the term of office of each director so elected will terminate and the number of directors will be reduced by two.

ITEM 8.01.    OTHER EVENTS

         On January 31, 2005, Rite Aid completed the public offering of
2,300,000 shares of HiMEDS(SM), as described above under Item 1.01, resulting in net proceeds of $111,550,000. Rite Aid used $109,916,555 of the net proceeds to redeem (pursuant to the Certificate of Designations governing the Series D
Preferred Stock) $104.0 million aggregate liquidation preference (1,040,000 shares) of its outstanding 8% Series D Cumulative Convertible Pay-In-Kind
Preferred Stock (the "Series D Preferred Stock"), at a purchase price per share of 105% of the liquidation preference, plus the partial dividend period amount
(as defined in the Series D Certificate of Designations), to and including the date of redemption (the "Redemption"). Immediately following the Redemption,
Rite Aid issued 1,160,812.2171 shares of each of its newly authorized (1) 8%
Series F Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series F
Preferred Stock"), (2) 7% Series G Cumulative Convertible Pay-In-Kind Preferred
Stock (the "Series G Preferred Stock") and (3) 6% Series H Cumulative
Convertible Pay-In-Kind Preferred Stock (the "Series H Preferred Stock"), in
exchange for the remaining 3,482,436.6513 shares of Series D Preferred Stock
(the "Exchange"). All of the outstanding shares of Series D Preferred Stock were owned by Green Equity Investors III, L.P. Following the Redemption and Exchange,
there are no shares of Series D Preferred Stock outstanding. Rite Aid filed a
Certificate of Designations for each of the Series F Preferred Stock, Series G
Preferred Stock and Series H Preferred Stock on January 31, 2005 and the
respective Certificates of Designations became effective upon filing with the
Secretary of State of the State of Delaware. Each of the Series F Preferred
Stock, Series G Preferred Stock and Series H Preferred Stock rank on parity with the HiMEDS(SM) and have substantially the same terms as the Series D Preferred
Stock, except for its dividend rate (other than the Series F Preferred Stock)
and terms relating to optional redemption (other than the Series F Preferred
Stock). Similar to the Series D Preferred Stock, holders of the Series F
Preferred Stock, Series G Preferred Stock and Series H Preferred Stock will vote with the holders of Rite Aid's common stock on an as-if-converted basis. Holders of the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred
Stock have the right to elect, voting as a separate single class, one director to Rite Aid's board of directors.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         1.1      Underwriting Agreement, dated as of January 25, 2005, by and among Rite Aid Corporation and J.P. Morgan Securities Inc., as
                  Representative of the several Underwriters listed in Schedule
                  1 thereto.

         3.1      Certificate of Designations of 7.0% Series E Mandatory
                  Convertible Preferred Stock, dated as of January 31, 2005.

                              RITE AID CORPORATION

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        RITE AID CORPORATION
                                        ------------------------------
                                        (Registrant)

Date:    January 31, 2005               By:

                                        /s/ ROBERT B. SARI
                                        ------------------------------
                                        Name:   Robert B. Sari
                                        Title:  Senior Vice President,
                                                General Counsel and Secretary